N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Global Asset Management Trust
Legg Mason BW International Opportunities
Bond Fund

Item 77I(a) :Terms of new or amended
securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund?s Prospectus, Summary Prospectus and
Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on December 29, 2015 (Accession No.
0001193125-15-415963).  The Registrant  also
incorporates by reference Post-Effective
Amendment No. 92 to Form N-1A filed on April
20, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No.
0001193125-15-138065).